UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 21, 2007
The J. M. Smucker Company
(Exact Name of Registrant as Specified in Charter)

Ohio	1-5111	34-0538550

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Strawberry Lane Orrville, Ohio	44667-0280

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:   (330) 682-3000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On December 21, 2007, The J. M. Smucker Company (the “Company”) entered into a consulting agreement (the “Agreement”) with Robert E. Ellis, the Company’s Vice President, Human Resources, who is retiring effective December 31, 2007. Under this Agreement, Mr. Ellis will provide consulting services relating to the Company’s human resources area, along with general business integration matters. The Agreement is effective January 1, 2008, and provides for a term of one year, unless earlier terminated in accordance with its terms. Under the terms of the Agreement, Mr. Ellis will receive a consulting fee of $100,000.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits

Exhibit	Exhibit
Number	Description

10.1	Consulting Agreement, dated December 21, 2007, by and among The J. M. Smucker Company and Robert E. Ellis.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY
	By:	/s/ M. Ann Harlan
M. Ann Harlan
Date: December 21, 2007		Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit	Exhibit
Number	Description

10.1	Consulting Agreement, dated December 21, 2007, by and among The J. M. Smucker Company and Robert E. Ellis.